UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 17, 1997


                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its charter)

            FLORIDA                           0-2028               22-2671269
 ---------------------------------   -----------------------     -------------
 (State or other jurisdiction        (Commission File Number)    (IRS Employer
 of Incorporation or organization)                               Indet. No.)

                 6531 NW 18TH COURT, PLANTATION, FLORIDA 33313
              -----------------------------------------------------
              (Address of Principal Executive Offices and Zip code)

Registrant's Telephone number: (954) 581-9800

Item 5. OTHER EVENTS.

On March 6, 1997, Imaging Diagnostic Systems, Inc. (the "Company") finalized the private placement of 250 share of its Series C Convertible Preferred Stock ("Series C Preferred") for $2,500,000 pursuant to Regulation D and Section 4(2) of the Securities Act of 1933, as amended. In accordance with the terms and conditions of the private placement transaction the Company amended its then pending S-1 registration statement, file number 333-21243, to register the underlying common shares of the Series C Preferred.

On April 15, 1997, the Company issued the following press release:

         Imaging Diagnostic Systems, Inc. (OTC Bulletin Board: IMDG) announced today that due to the unusual trading activity of the company's common stock, the company will withhold the conversion rights of the Series B and C convertible preferred shares until the company can ascertain whether such activity is related to the recent filing of an amended S-1 registration statement.

On April 17, 1997, the Company and the Series C Holder mutually agreed to rescind the private placement transaction. The Company will return the proceeds to the Series C Holders and the Series C Preferred will be returned to the Company.

The return of the proceeds will not impair the Company's ability to continue with the development and clinical trials of its Computed Tomography Laser Mammography("CTLM(TM)") device.

Note: Forwarding-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securites Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, including without limitation, the Company's ability to successfully complete and file a PMA application; the status of competing products; and, other risks and uncertainties detailed in the Company's Form 10-KSB filed August 20, 1996 with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: April 17, 1997                     IMAGING DIAGNOSTIC SYSTEMS, INC.
                                                 (Registrant)
                                        /s/ ALLAN L. SCHWARTZ
                                        -------------------------
                                        Executive Vice President
                                        Chief Financial Officer